       1                                                           Exhibit 4.1
                                    BY-LAWS

                                      OF

                             PAYLESS CASHWAYS, INC.


                                   ARTICLE I

                           MEETING OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETINGS -- Annual meetings of shareholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the state of incorporation of the Corporation, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting. If the board of directors fails so to determine the time, date and place of meeting, the annual meeting of shareholders shall be held at the principal office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the shareholders entitled to vote shall elect a board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

     SECTION 2. SPECIAL MEETINGS -- Special meetings of the shareholders for any purpose or purposes may be called by the Chairman, Vice Chairman or President or by resolution of the board of directors.

     SECTION 3. NOTICE OF MEETINGS -- Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat at the address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of the meeting.


                                 ARTICLE II

                                 DIRECTORS

     SECTION 1. NUMBER AND TERM -- The number of directors shall be no less than nine and no more than twelve, as determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors.

     SECTION 2. RESIGNATIONS; VACANCIES -- Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.




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     SECTION 3.  POWERS -- The board of directors shall exercise all of the powers of the Corporation except such as are by law, or by the Articles of Incorporation of the Corporation or by these By-Laws, conferred upon or reserved to the shareholders.

     SECTION 4. COMMITTEES -- The board of directors may designate one or more committees, each committee to consist of two or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     Any committee established in accordance with this Section 4 or the Articles of Incorporation, shall have and may exercise, to the extent permitted by the Articles of Incorporation and provided in either a resolution of the board of directors or these By-Laws, all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, but no such committee shall have authority to (a) authorize distributions, (b) approve or propose shareholder action or proposals required by law to be approved by shareholders, (c) fill vacancies on the board of directors or on any of its committees, (d) amend the articles of incorporation or adopt, amend or repeal the bylaws, (e) approve a plan of merger not requiring shareholder approval, (f) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors, and (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the board of directors.

     SECTION 5. MEETINGS -- Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the board may be called by the Chairman, Vice Chairman, President or by the Secretary on the written request of any director on at least two days' notice to each director (except that notice to any director may be waived by attendance or in writing by such director) and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

     SECTION 6. QUORUM -- A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the Articles of Incorporation or these By-Laws shall require the vote of a greater number.

     SECTION 7. ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or such committee.




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                                ARTICLE III

                                 OFFICERS

     SECTION 1. OFFICERS -- The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the board of directors and shall hold office until their successors are elected and qualified. In addition, the board of directors may elect such Assistant Secretaries and Assistant Treasurers as they may deem proper. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     SECTION 2. CHAIRMAN -- The Chairman of the Board shall preside at all meetings of the board of directors and shall have and perform such other duties as may be assigned by the board of directors.

     SECTION 3. CHIEF EXECUTIVE OFFICER -- The Chief Executive Officer shall have general charge and management of the business of this Corporation, shall carry out such duties as are delegated by the board; shall see that all orders and resolutions of the board are carried out, shall have power to execute all contracts and agreements authorized by the board, shall make reports to the board of directors and shareholders, and shall perform such other duties as are incident to the office or are properly required by the board of directors. The Chief Executive Officer shall be responsible for the direction and supervision of all personnel within his appointive powers and shall also have the power to discipline or discharge such personnel. The Chief Executive Officer shall sit with the board of directors in deliberation upon all matters pertaining to the general business and policies of the Corporation.

     SECTION 4. PRESIDENT -- The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. Except as the board of directors shall authorize execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation.

     SECTION 5. VICE PRESIDENT -- Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the board of directors.

     SECTION 6. TREASURER -- The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the board of directors, shall disburse the funds of the Corporation as may be ordered by the board of directors, or the Chairman, Chief Executive Officer, Vice Chairman or President, taking proper vouchers for such disbursement, and shall render to the board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the board of directors, the Treasurer shall give the Corporation a bond for the faithful discharge of




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the Treasurer's duties in such amount and with such surety as the board shall prescribe.

     SECTION 7. SECRETARY -- The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors and all other notices required by law or by these By-Laws, and in case of the absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, Chief Executive Officer, Vice Chairman or President, or by the directors, or shareholders, upon whose request the meeting is called as provided in these By-Laws. The Secretary shall record all the proceedings of the meetings of the board of directors, any committees thereof and the shareholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned by the board of directors or the Corporation.

     SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES -- Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the board of directors.


                                ARTICLE IV

                              MISCELLANEOUS

     SECTION 1. CERTIFICATES OF STOCK -- A certificate of stock shall be issued to each shareholder certifying the number of shares owned by such shareholder in the Corporation.

     SECTION 2. LOST CERTIFICATES -- A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     SECTION 3. TRANSFER OF SHARES -- The shares of stock of the Corporation shall be transferrable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. SHAREHOLDERS RECORD DATE -- In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for




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the purpose of any other lawful actions, the board of directors may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     SECTION 5. FISCAL YEAR -- The fiscal year of the Corporation shall be determined by resolution of the board of directors. In absence of a resolution by the board of directors, the fiscal year of the Corporation shall end on the last Saturday in the month of November.

     SECTION 6. CHECKS -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the board of directors.